Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
310 536-2420

DAVITA INC. REPORTS 3rd QUARTER 2004 RESULTS

El Segundo, California, November 2, 2004 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended September 30, 2004. Net income for the three and nine months ended September 30, 2004, excluding after tax Medicare lab recoveries of $5.1 million was $55.3 million and $160.6 million, or $0.54 and $1.56 per share, respectively.

Net income, on a GAAP basis, including the lab recoveries, for the three and nine months ended September 30, 2004, was $60.4 million and $165.7 million, or $0.59 and $1.61 per share, respectively.

Financial and operating highlights include:

•	Cash Flow: For the rolling 12 months ended September 30, 2004, operating cash flow was $367 million. Excluding the tax benefit from stock option exercises and the after-tax benefit of prior years’ Medicare lab recoveries, rolling 12-month operating cash flow was $315 million and free cash flow was $268 million.

•	Operating Income: Operating income for the three and nine months ended September 30, 2004, excluding Medicare lab recoveries of $8.3 million for prior years’ services, was $103.4 million and $296.7 million, respectively.

•	Volume: Total treatments for the third quarter were 1,804,534 or 22,842 treatments per day, an increase of 11.0% per day compared to the third quarter of last year. Non-acquired treatment growth was 4.8%.

•	Center Activity: As of September 30, 2004, we operated or provided administrative services at 636 outpatient centers serving approximately 53,000 patients. During the third quarter we acquired 37 centers including minority interests in 4 centers, opened 7 de novo centers and provided administrative services to 2 additional centers. We also closed 2 centers.

Recent Transactions

On September 1, 2004, we completed our acquisition of Physicians Dialysis, Inc. (PDI), by acquiring 24 centers for approximately $150 million in cash.

In August 2004, we began repurchasing shares of our common stock in the open market pursuant to a previous authorization by our Board of Directors. During the third quarter of 2004, we repurchased a total of 3,049,800 shares of common stock at an average price of $28.69 per share.

On November 2, 2004, the Board of Directors authorized the Company to repurchase up to an additional $200 million of the Company’s common stock. The purchases are expected to be made on the open market or in privately negotiated transactions from time to time, depending upon market conditions as well as other considerations. The total outstanding Board authorizations for share repurchases are now approximately $250 million.

Outlook

We expect our fourth quarter operating income to be comparable to the third quarter of 2004. For 2005 we currently expect operating income to be flat to 6% higher than the 2004 level.

DaVita will be holding a conference call to discuss its third quarter 2004 results on November 3, 2004, at 12:00 PM Eastern Time. The dial in number is 800-399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, acquisitions and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended June 30, 2004. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from PPO and private indemnity patients and from the administration of pharmaceuticals,

•	possible reductions in private and government reimbursement rates,

•	changes in pharmaceutical practice patterns or reimbursement policies,

•	the Company’s ability to maintain contracts with physician medical directors, and

•	legal compliance risks, including our continued compliance with complex government regulations and the ongoing review by the U.S. Attorney’s Office and HHS Office of the Inspector General in Philadelphia and the recently announced subpoena from the U.S. Attorney’s Office, Eastern District of New York.

This Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Net operating revenues	$595,531	$513,282	$1,682,592	$1,462,972
Operating expenses and charges:
Patient care costs	396,909	347,895	1,135,477	1,000,591
General and administrative	50,600	39,920	138,931	119,290
Depreciation and amortization	22,257	19,336	63,454	54,702
Provision for uncollectible accounts	10,520	9,214	29,964	26,231
Minority interests and equity income, net	3,593	1,706	9,814	4,813

Total operating expenses and charges	483,879	418,071	1,377,640	1,205,627

Operating income	111,652	95,211	304,952	257,345

Debt expense	13,741	16,111	36,635	55,062
Refinancing Charges		17,240		17,240
Other income	1,010	1,050	3,120	2,725

Income before income taxes	98,921	62,910	271,437	187,768
Income tax expense	38,535	24,850	105,785	74,775

Net income	$60,386	$38,060	$165,652	$112,993

Earnings per share:
Basic	$0.61	$0.39	$1.67	$1.21

Diluted	$0.59	$0.36	$1.61	$1.07

Weighted average shares for earnings per share:
Basic	99,168,930	97,654,447	98,972,666	93,663,063

Diluted	102,889,781	114,749,043	103,193,267	117,231,159

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$165,652	$112,993
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	63,454	54,702
Stock options, principally tax benefits	30,465	10,240
Deferred income taxes	11,831	12,271
Loss on divestitures	59	929
Non-cash debt expense	1,497	2,636
Equity investment income	(1,531)	(1,331)
Minority interests in income of consolidated subsidiaries	11,345	6,144
Distributions to minority interests	(6,966)	(5,560)
Refinancing charges		17,240
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(33,998)	(9,978)
Medicare lab recoveries	10,707
Inventories	5,065	9,974
Other current assets	(755)	(4,189)
Other long-term assets	2,109	3,902
Accounts payable	7,773	(7,950)
Accrued compensation and benefits	22,409	12,959
Other current liabilities	43,360	25,832
Income taxes	136	13,312
Other long-term liabilities	(8)	4,946

Net cash provided by operating activities	332,604	259,072

Cash flows from investing activities:
Additions of property and equipment, net	(89,872)	(64,031)
Acquisitions and divestitures, net	(245,284)	(66,922)
Investments in and advances to affiliates, net	4,862	3,516
Intangible assets	(635)	(540)

Net cash used in investing activities	(330,929)	(127,977)

Cash flows from financing activities:
Borrowings	3,123,171	3,423,511
Payments on long-term debt	(2,903,648)	(3,299,064)
Debt redemption premium		(8,405)
Deferred financing costs	(3,934)	(3,445)
Purchase of treasury stock	(86,559)	(83,037)
Stock option exercises	34,580	14,979

Net cash provided by financing activities	163,610	44,539

Net increase in cash and cash equivalents	165,285	175,634
Cash and cash equivalents at beginning of period	61,657	96,475

Cash and cash equivalents at end of period	$226,942	$272,109

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$226,942	$61,657
Accounts receivable, less allowance of $59,051 and $52,554	434,669	387,933
Medicare lab recoveries	8,293	19,000
Inventories	30,666	32,853
Other current assets	47,723	43,875
Deferred income taxes	78,581	59,740

Total current assets	826,874	605,058
Property and equipment, net	392,072	342,447
Amortizable intangibles, net	62,238	49,971
Investments in third-party dialysis businesses	4,381	3,095
Other long-term assets	8,368	10,771
Goodwill	1,136,958	934,188

	$2,430,891	$1,945,530

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$84,365	$71,868
Other liabilities	157,707	112,654
Accrued compensation and benefits	123,166	100,909
Current portion of long-term debt	53,277	50,557
Income taxes payable	27,138	26,832

Total current liabilities	445,653	362,820
Long-term debt	1,334,687	1,117,002
Other long-term liabilities	19,662	19,310
Deferred income taxes	133,613	106,240
Minority interests	44,940	33,287
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 134,862,283 shares issued)	135	135
Additional paid-in capital	541,736	539,575
Retained earnings	554,685	389,083
Treasury stock, at cost (37,153,625 and 38,052,028 shares)	(643,860)	(620,998)
Accumulated comprehensive income valuations	(360)	(924)

Total shareholders’ equity	452,336	306,871

	$2,430,891	$1,945,530

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q3 2004	Q2 2004	Q3 2003	YTD 2004
Financial Results:
Net income excluding Medicare lab recoveries for prior years’ services and refinancing charges in Q3-2003.	$55.3	$52.4	$48.5	$160.6
Basic EPS	$.56	$0.53	$.50	$1.62
EPS assuming dilution	$.54	$0.50	$.45	$1.56

Operating income, excluding Medicare lab recoveries	$103.4	$96.5	$95.2	$296.7
Operating income margin	17.6%	17.5%	18.5%	17.7%

Other comprehensive income
Unrealized (loss) gain on securities, net of tax (benefit) expense of $(1.6), $3.6 and $0.4	$(2.5)	$5.7	—	$0.6

Business Metrics:
Volume
Treatments	1,804,534	1,704,882	1,625,058	5,166,472
Number of treatment days	79.0	78.0	79.0	234.5
Treatments per day	22,842	21,857	20,570	22,032
Per day year over year increase	11.0%	7.9%	7.1%	9.2%
Non-acquired growth	4.8%	4.5%	3.8%	4.5%

Revenue
Total operating revenue	$596	$552	$513	$1,683
Less Medicare lab recoveries for prior years’ services	$8			$8
Revenue excluding Medicare lab recoveries	$587	$552	$513	$1,674

Dialysis revenue per treatment	$313.60	$311.54	$306.20	$312.09
Per treatment change from previous quarter	.7%	0.2%	1.6%	—
Per treatment change from prior year	2.4%	3.3%	5.3%	3.5%

Expenses
A. Patient care costs
Percent of revenue, excluding Medicare lab recoveries	67.6%	68.0%	67.8%	67.8%
Per treatment	$219.95	$220.04	$214.08	$219.78
Per treatment change from previous quarter	—	0.3%	0.6%	—
Per treatment change from previous year	2.7%	3.4%	5.3%	3.4%

B. General & administrative expenses
Percent of revenue, excluding Medicare lab recoveries	8.6%	8.3%	7.8%	8.3%
Per treatment	$28.04	$26.82	$24.57	$26.89
Per treatment change from previous quarter	4.5%	4.3%	(8.9)%	—
Per treatment change from previous year	14.1%	(0.5)%	0.6%	6.1%

C. Bad debt expense as a percent of current-period revenue	1.8%	1.8%	1.8%	1.8%

D. Consolidated effective tax rate	39.0%	39.0%	39.5%	39.0%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q3 2004	Q2 2004	Q3 2003	YTD 2004
Cash Flow
Operating cash flow, excluding Medicare lab recoveries	$115.9	$90.6	$99.6	$321.0
Operating cash flow, excluding Medicare lab recoveries and tax benefit from stock option exercises	$110.4	$80.0	$95.1	$290.5
Free cash flow, excluding Medicare lab recoveries	$104.9	$75.7	$90.1	$289.3
Free cash flow, excluding Medicare lab recoveries and tax benefit from stock option exercises	$99.5	$65.1	$85.6	$258.9
Capital expenditures:
Development	$22.8	$15.8	$12.9	$57.8
Routine maintenance/IT/other	$11.0	$14.9	$9.5	$31.7
Acquisition expenditures, net	$213.5	$14.7	$19.9	$245.3

Accounts Receivable
Net receivables	$435	$402	$357
DSO	68	68	65

Debt/Capital Structure
Total debt	$1,388	$1,144	$1,323
Net debt, net of cash balance	$1,161	$943	$1,051
Leverage ratio – last quarter annualized (see Note 1)	2.2x	2.0x	2.3x
Share repurchases (in millions)	3.1			3.1

Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	94%	94%	93%
Anemia measure - % of patients with HCT > 33	87%	86%	83%

Note 1.	Leverage ratio is defined as net debt (total debt net of cash) to operating income excluding Medicare lab recoveries, depreciation, amortization, and minority interests. The operating income reconciliation is provided below.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income excluding Medicare lab recoveries and refinancing charges:

	Q3 2004	Q2 2004	Q3 2003	YTD 2004
Net income	$60,386	$52,401	$38,060	$165,652
Less: Medicare lab recoveries for prior years’ services	(8,293)			(8,293)
Add back: Refinancing charges			17,240
Related income tax expense	3,234		(6,818)	3,234

	$55,327	$52,401	$48,482	$160,593

2. Operating income excluding Medicare lab recoveries, and excluding depreciation, amortization, and minority interests (used to calculate debt leverage ratio):

	Q3 2004	Q2 2004	Q3 2003	YTD 2004
Operating income	$111,652	$96,467	$95,211	$304,952
Less Medicare lab recoveries for prior years’ services	(8,293)			(8,293)

	103,359	96,467	95,211	296,659
Add back: Depreciation and amortization	22,257	20,927	19,336	63,454
Minority interests and equity income, net	3,593	3,503	1,706	9,814

	$129,209	$120,897	$116,253	$369,927

3. Operating cash flow, excluding Medicare lab recoveries related to prior years’ services, and tax benefit from stock option exercises:

	Q3 2004	Q2 2004	YTD 2004	Q3 2003	Rolling 12- month period ended Q3 2004
Cash provided by operating activities	$115,852	$90,636	$332,604	$99,645	$367,180
Less: Medicare lab recoveries related to prior years’ services			(19,000)		(19,000)
Related income tax expense			7,410		7,410

Operating cash flow, excluding Medicare lab recoveries	$115,852	$90,636	$321,014	$99,645	$355,590
Less: Tax benefit from stock option exercises	(5,417)	(10,659)	(30,465)	(4,541)	(40,405)

	$110,435	$79,977	$290,549	$95,104	$315,185

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

4. Free cash flow, excluding Medicare lab recoveries related to prior years’ services, and tax benefit from stock option exercises:

Free cash flow represents net cash provided by operating activities less non-development capital expenditures. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under generally accepted accounting principles in the United States since it is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under generally accepted accounting principles in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

	Q3 2004	Q2 2004	YTD 2004	Q3 2003	Rolling 12- month period ended Q3 2004
Cash provided by operating activities	$115,852	$90,636	$332,604	$99,645	$367,180
Less: Expenditures for routine maintenance and information technology	(10,956)	(14,899)	(31,671)	(9,533)	(47,033)

Free cash flow	$104,896	$75,737	$300,933	$90,112	$320,147
Medicare lab recoveries related to prior years’ services			(19,000)		(19,000)
Related income tax expense			7,410		7,410

Free cash flow, excluding Medicare lab recoveries	$104,896	$75,737	$289,343	$90,112	$308,557

Less: Tax benefit from stock option exercises	(5,417)	(10,659)	(30,465)	(4,541)	(40,405)

	$99,479	$65,078	$258,878	$85,571	$268,152